Exhibit 10.37

FORM OF VALUE DRIVER INCENTIVE AWARD AGREEMENT

This Value Driver Incentive Award Agreement (“Agreement”) entered into as of [GRANT DATE] (the “Grant Date”), by and between Fluor Corporation, a Delaware corporation (the “Company”), and you (“Grantee” or “you”) evidences and confirms the following Value Driver Incentive Award (“VDI Award”) under the Fluor Corporation 2008 Executive Performance Incentive Plan (the “Plan”).  Capitalized terms used in this Agreement and not defined herein have the meaning set forth in the Plan.

Section 1.                                          AWARD SUBJECT TO PLAN

Your VDI Award is made subject to all of the terms and conditions of this Agreement and the Plan, including any terms, rules or determinations made by the Committee, pursuant to its administrative authority under the Plan and such further terms as are set forth in the Plan that are applicable to awards thereunder, including without limitation provisions on adjustment of awards, non-transferability, satisfaction of tax requirements and compliance with other laws.

Section 2.                                          MEASURE DEFINITIONS

Your VDI Award performance criteria are comprised of two measures: New Awards Gross Margin dollars and New Awards Gross Margin Percentage (the “Performance Targets”).  New Awards Gross Margin dollars measures the total amount of project gross margin that the Company expects to receive as a result of projects awarded within the performance period.  New Awards Gross Margin percentage is the total amount of gross margin the Company expects to receive as a result of projects awarded within the performance period as a percentage of expected revenue from those projects.

Section 3.                                          PERFORMANCE TARGETS AND VALUE OF AWARD

Your VDI Award target amount is [$ AMOUNT].  This target amount will be expressed in units by dividing the target amount by the closing price of the Company’s Shares on [GRANT DATE] to determine the applicable number of units (e.g., if your target award amount is $65,000 and the Company’s Share price is $65 on the applicable date, this target amount will be expressed as 1000 units).

These units will be adjusted based on the Company’s performance for the [YEAR] calendar year against the established Performance Targets, which will be measured taking into account any project scope changes or cancellations.  75% of the VDI Award performance will be based on New Awards Gross Margin dollars and 25% of the VDI Award performance will be based on New Awards Gross Margin Percent.  Specific performance targets are set forth on Exhibit A, which may be attached hereto or sent to you separately at a later date.

Once the units are adjusted for the Company’s performance, the number of units will not change for this grant.

Section 4.                                          RETENTION PERIOD AND PAYOUT

The period commencing [GRANT DATE] and ending on [THIRD ANNIVERSARY] shall be the “Retention Period”. Your VDI Award shall vest in two equal installments on [VEST DATE] and [VEST DATE], subject to the continued employment requirements contained in Section 5 below.  Payment of each portion of the VDI Award, if vested, shall be made as soon as practicable after each vesting date.  The VDI Award will generally be paid in cash, but the Company reserves the right to settle the VDI Award in shares or cash in its sole discretion.  The payment amount, if paid in cash, will be equal to the number of units which vested multiplied by the Company’s closing Share price on the applicable vesting date.

Section 5.                                          CONTINUED EMPLOYMENT

Payment of the VDI Award is conditioned upon you remaining in the employment of the Company or its subsidiaries for the Retention Period.  You will forfeit your right to receive any part of the VDI Award which has not become vested prior to your termination of employment for any reason unless (i) your termination is on account of death, (ii) your Disability has occurred, (iii) your termination is in connection with your retirement (where retirement is determined in accordance with applicable Company personnel policies), or (iv) your termination is a Qualifying Termination that occurs within two years after a Change of Control of the Company.

If your employment terminates during the Retention Period as a result of retirement (provided you retire  and deliver a signed non-competition agreement in a form acceptable to the Company), the VDI Award shall continue to vest and continue to become payable in accordance with its terms on the vesting dates described in Section 4, notwithstanding such termination.  The VDI Awards set forth in this Agreement shall immediately vest and become payable (provided that such awards have not previously been forfeited pursuant to the provisions in this Agreement), if your employment with the Company or its subsidiaries is terminated on account of your death, your Disability occurs or a Qualifying Termination occurs within two (2) years following a Change of Control of the Company.  However, under all circumstances, any VDI Awards held less than one year from the Grant Date will be forfeited regardless of the reason for termination.  Nothing in the Plan or this Agreement confers any right of continuing employment with the Company or its subsidiaries.

For purposes of this Agreement, “Change in Control” and “Disability” mean, respectively, a change in control or your disability as defined in Appendix B to  this Agreement.

In connection with a Change in Control, the term “Qualifying Termination” means your involuntary termination of employment by the Company without Cause or your resignation for Good Reason.  For this purpose, “Cause” means your dishonesty, fraud, willful misconduct, breach of fiduciary duty, conflict of interest, commission of a felony, material failure or refusal to perform your job duties in accordance with Company policies, a material violation of Company policy that causes harm to the Company or its subsidiaries or other wrongful conduct of a similar nature and degree; and “Good Reason” means a material diminution of your compensation (including, without limitation, base compensation, annual bonus opportunities, and/or equity incentive compensation opportunities), a material diminution of your authority, duties or responsibilities, a material diminution in the authority, duties or responsibilities of the supervisor to whom you are required to report or a material diminution of the budget over which you retain authority.

Section 6.                                          TAX WITHHOLDING

Regardless of any action the Company or the Grantee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains the Grantee’s responsibility and that the Company and/or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of VDI Awards, including the grant and vesting of VDI Awards, subsequent delivery of the cash payment and/or (ii) do not commit to structure the terms or any aspect of this grant of VDI Awards to reduce or eliminate the Grantee’s liability for Tax-Related Items. The Grantee shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Grantee’s participation in the Plan or the Grantee’s receipt of VDI Awards that cannot be satisfied by the means described below. Further, if the Grantee is subject to tax in more than one jurisdiction, the Grantee acknowledges that the Company and/or Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may refuse to deliver the VDI payment if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

Prior to the taxable or tax withholding event, as applicable, the Grantee shall pay, or make adequate arrangements satisfactory to the Company or to the Employer (in their sole discretion) to satisfy all Tax-Related Items.  In this regard, the Grantee authorizes the Company or Employer to withhold all applicable Tax-Related Items legally payable by the Grantee by (1) withholding from the VDI Award payment in cash (and if Shares are delivered, a number of Shares otherwise deliverable equal to the Retained Share Amount, as defined below) and/or (2) withholding from the Grantee’s wages or other cash compensation paid by the Company and/or Employer.  The “Retained Share Amount” shall mean a number of Shares equal to the quotient of the minimum statutory tax withholding obligation of the Company triggered by the VDI Award payment on the relevant date, divided by the fair market value of one Share on the relevant date or as otherwise provided in the Plan.  If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, the Grantee understands that he or she will be deemed to have been issued the full number of Shares, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of the settlement of the VDI Award.

Grantee acknowledges and understands that Grantee should consult a tax adviser regarding Grantee’s tax obligations prior to such settlement or disposition.

Section 7.                                          SEVERABILITY

In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

Section 8.                                          DATA PROTECTION

THE GRANTEE HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF THE GRANTEE’S PERSONAL DATA AS DESCRIBED IN THIS DOCUMENT BY AND AMONG, AS APPLICABLE, THE EMPLOYER, AND THE COMPANY AND ITS SUBSIDIARIES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE GRANTEE’S PARTICIPATION IN THE PLAN. THE GRANTEE UNDERSTANDS THAT THE COMPANY, ITS SUBSIDIARIES AND THE EMPLOYER HOLD CERTAIN PERSONAL INFORMATION ABOUT THE GRANTEE, INCLUDING, BUT NOT LIMITED TO, NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL SECURITY OR INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OR

DIRECTORSHIPS HELD IN THE COMPANY, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES AWARDED, CANCELED, PURCHASED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN THE GRANTEE’S FAVOR FOR THE PURPOSE OF IMPLEMENTING, MANAGING AND ADMINISTERING THE PLAN (“DATA”).  THE GRANTEE UNDERSTANDS THAT THE DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN THE GRANTEE’S COUNTRY OR ELSEWHERE, INCLUDING OUTSIDE THE EUROPEAN ECONOMIC AREA, AND THAT THE RECIPIENT COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN THE GRANTEE’S COUNTRY. THE GRANTEE UNDERSTANDS THAT HE/SHE MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE DATA BY CONTACTING THE LOCAL HUMAN RESOURCES REPRESENTATIVE. THE GRANTEE AUTHORIZES THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING THE GRANTEE’S PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH DATA, AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM THE GRANTEE MAY ELECT TO DEPOSIT SHARES, IF ANY, ACQUIRED UNDER THE PLAN. THE GRANTEE UNDERSTANDS THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE PARTICIPATION IN THE PLAN. THE GRANTEE UNDERSTANDS THAT HE/SHE MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF THE DATA, REQUIRE ANY NECESSARY AMENDMENTS TO THE DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY CONTACTING THE LOCAL HUMAN RESOURCES REPRESENTATIVE IN WRITING. THE GRANTEE UNDERSTANDS THAT REFUSING OR WITHDRAWING CONSENT MAY AFFECT THE GRANTEE’S ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF REFUSING TO CONSENT OR WITHDRAWING CONSENT, THE GRANTEE UNDERSTANDS THAT HE/SHE MAY CONTACT THE STOCK PLAN ADMINISTRATOR AT THE COMPANY.

Section 9.                                          ACKNOWLEDGMENT AND WAIVER

The Grantee acknowledges and agrees that:

(a)                      the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement;

(b)                     the grant of VDI Awards is voluntary and occasional and does not create any contractual or other right to receive future grants of VDI Awards, or benefits in lieu of VDI Awards, even if VDI Awards have been granted repeatedly in the past;

(c)                      all decisions with respect to future grants, if any, will be at the sole discretion of the Company;

(d)                     the Grantee’s participation in the Plan shall not create a right to further employment with Employer and shall not interfere with the ability of Employer to terminate the Grantee’s employment relationship and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law;

(e)                      the Grantee is participating voluntarily in the Plan;

(f)                        VDI Awards and resulting benefits are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of the Grantee’s employment contract, if any;

(g)                     VDI Awards and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law;

(h)                     in the event that the Grantee is not an employee of the Company, this grant of VDI Awards will not be interpreted to form an employment contract or relationship with the Company, and furthermore, this grant of VDI Awards will not be interpreted to form an employment contract with the Employer or any subsidiary of the Company; and

(i)                         in consideration of this grant of VDI Awards, no claim or entitlement to compensation or damages shall arise from termination of this grant or diminution in value of this grant of VDI Awards resulting from termination of the Grantee’s employment by the Company or the Employer (for any reason whatsoever) and the Grantee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, the Grantee shall be deemed irrevocably to have waived any entitlement to pursue such claim.

Section 10.                                   CONFIDENTIALITY

This VDI Award is conditioned upon Grantee not disclosing this Agreement to anyone other than Grantee’s spouse, confidential financial advisors, senior management of the Company or members of the Company’s Law, Tax, Human Resources, and Executive Compensation Services departments.  If unauthorized disclosure is made to any other person, this VDI Award shall be forfeited.

Section 11.                                   GRANT-SPECIFIC TERMS

Appendix A contains additional terms and conditions of the Agreement applicable to Grantees residing outside the U.S.  In addition, Appendix A also contains information and notices regarding exchange control and certain other issues of which the Grantee should be aware that may arise as a result of participation in the Plan.  Appendix B contains additional terms in compliance with Section 409A of the US Internal Revenue Code.

Section 12.                                   ENFORCEMENT

This Agreement shall be construed, administered and enforced in accordance with the laws of the State of Delaware.

Section 13.                                   EXECUTION OF AWARD AGREEMENT

Please acknowledge your acceptance of the terms of this Agreement by electronically signing this Agreement.  If you have not electronically signed this Agreement within two (2) months, the Company is not obligated to provide you any benefit hereunder and may refuse to issue any payment to you under this Agreement.  In addition, by signing this Agreement, you acknowledge and agree that your prior VDI grants, if any, are amended to include the 409A provisions that are part of this Agreement in Appendix B.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.

FLUOR CORPORATION

By:
David T. Seaton
Chief Executive Officer

APPENDIX A

FLUOR CORPORATION
VDI AWARDS FOR NON-U.S. GRANTEES

UNDER THE 2008 EXECUTIVE PERFORMANCE INCENTIVE PLAN

TERMS AND CONDITIONS

This Appendix A, which is part of the Agreement, includes additional terms and conditions of the Agreement that will apply to you if you are resident in the countries listed below.  Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

NOTIFICATIONS

This Appendix A also includes information regarding exchange control and certain other issues of which you should be aware with respect to your participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of [DATE].  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that you not rely on the information in this Appendix A as the only source of information relating to the consequences of your participation in the Plan because such information may be out-of-date when your VDI Awards vest.

In addition, the information contained herein is general in nature and may not apply to your particular situation.  As a result, the Company is not in a position to assure you of any particular result.  You are therefore advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than that in which you are currently working, the information contained herein may not apply to you.

GRANT-SPECIFIC LANGUAGE

Below please find country specific language that applies to Australia, Canada, the Netherlands, Russia and the UK.

AUSTRALIA

Terms and Conditions

There are no country-specific provisions.

Notifications

Exchange Control Information.  Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers.  The Australian bank assisting with the transaction will file the report.  If there is no Australian bank involved in the transfer, Grantee will be required to file the report.

CANADA

Terms and Conditions

There are no country-specific provisions.

Language Consent

The following provision applies to residents of Quebec:

The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention.

Notifications

There are no country-specific notifications.

GERMANY

Terms and Conditions

There are no country-specific provisions.

Notifications

Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  If Grantee uses a German bank to transfer a cross-border payment in excess of €12,500, the bank will file the report for you.

THE NETHERLANDS

Terms and Conditions

There are no country-specific provisions.

Notifications

There are no country-specific notifications.

RUSSIA

Terms and Conditions

There are no country-specific provisions.

Notifications

There are no country-specific notifications.

UNITED KINGDOM

Terms and Conditions

There are no country-specific provisions.

Notifications

There are no country-specific notifications.

APPENDIX B

Compliance with Section 409A of the Internal Revenue Code

(a)                                  It is intended that the provisions of this Agreement comply with Section 409A of the U.S. Internal Revenue Code, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

(b)                                 Neither Grantee nor any of Grantee’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to Grantee or for Grantee’s benefit under this Agreement may not be reduced by, or offset against, any amount owing by Grantee to the Company or any of its subsidiaries.

(c)                                  If, at the time of Grantee’s separation from service (within the meaning of Section 409A), (i) Grantee is a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date pursuant to Section 4 of this Agreement but shall instead pay it, without interest, on the first business day after such six-month period or, if earlier, upon the Grantee’s death.

(d)                                 Notwithstanding anything to the contrary contained herein, for the purpose of this Agreement, (i) if the VDI Award has not previously been forfeited, the VDI Award shall vest on a Disability, which shall mean that the Grantee is considered disabled in accordance with U.S. Treasury Regulations section 1.409A-3(i)(4), determined as if all permissible provisions of such regulation were in effect, and (ii) a Change of Control of the Company is considered to have occurred with respect to the Grantee upon the occurrence with respect to the Grantee of a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as determined in accordance with U.S. Treasury Regulations section 1.409A-3(i)(5).

(e)                                  Notwithstanding any provision of this Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to this Agreement as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A.  In any case, Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on Grantee or for Grantee’s account in connection with this Agreement (including, without limitation, any taxes and penalties under Section 409A), and neither the Company nor any of its subsidiaries shall have any obligation to indemnify or otherwise hold Grantee harmless from any or all of such taxes or penalties.